EXHIBIT 99.2

EXECUTION COPY

JOINDER TO GUARANTY

This Joinder to the Guaranty (this “Joinder”), dated as of November 10, 2016, relates to the Second Amended and Restated Guaranty dated as of December 22, 2015 (as amended to date, the “Guaranty”), among the Significant Subsidiaries of The Cheesecake Factory Incorporated parties thereto as Guarantors (collectively the “Guarantors”) in favor of JPMorgan Chase Bank, National Association (“JPMorgan”), as Administrative Agent (the “Administrative Agent”) and each of the other Beneficiaries.

In compliance with Section 5.09 of the Second Amended and Restated Loan Agreement dated as of December 22, 2015, as amended (as amended, supplemented, modified or restated from time to time, the “Loan Agreement”), among The Cheesecake Factory Incorporated (the “Borrower”), the Administrative Agent and the Lenders, TCF California Holding Company, a California corporation (the “Additional Guarantor”), hereby agrees as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement):

1.                                    Joinder.  The Guaranty is hereby amended to add as a party, and more specifically, as a Guarantor, thereunder, the Additional Guarantor.

2.                                    Representations and Warranties. The Additional Guarantor represents and warrants to the Administrative Agent and the Lenders that each of the representations and warranties of a Guarantor contained in the Guaranty is hereby made by the Additional Guarantor as of the date hereof and is true and correct as to the Additional Guarantor as of the date hereof.

3.                                    Additional Guarantor as Guarantor.  The Additional Guarantor assumes all of the obligations and liabilities of a Guarantor under the Guaranty, agrees to be bound thereby as if the Additional Guarantor were an original party to the Guaranty and shall be a Guarantor for all purposes under the Loan Documents.

4.                                    Effectiveness.  This Joinder shall become effective on the date hereof upon the execution hereof by the Additional Guarantor and the Administrative Agent and delivery hereof to the Administrative Agent.

-1-	Joinder to Guaranty TCF California Holding Company
20GN-161234

EXECUTION COPY

5.                                    Governing Law.  This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

TCF CALIFORNIA HOLDING COMPANY,
a California corporation

By:
Name:
Title:

Notice Address: As set forth in Section 14 of the Guaranty for notices to any Guarantor.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION., as Administrative Agent

By:
Name:
Title:

-2-	Joinder to Guaranty TCF California Holding Company
20GN-161234